SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 21, 1999

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

     State of New Jersey      1-9120                        22-2625848
    (State or other       (Commission                       (I.R.S. Employer
     jurisdiction of       File Number)                      Identification No.)
     incorporation)

                          80 Park Plaza, P.O. Box 1171
                          Newark, New Jersey 07101-1171
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 973-430-7000

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
             (Exact name of registrant as specified in its charter)


   State of New Jersey      1-973                          22-1212800
    (State or other       (Commission                     (I.R.S. Employer
     jurisdiction of       File Number)                   Identification No.)
     incorporation)


                          80 Park Plaza, P.O. Box 570
                          Newark, New Jersey 07101-0570
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 973-430-7000

Item 5. Other Events
--------------------

The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business and Item 3 - Legal Proceedings of Part I and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") and Item 8 - Financial Statements and Supplementary Data of Part II of the Annual Reports on Form 10-K for the year ended December 31, 1998 and on Form 8-K filed March 18, 1999 of Public Service Electric and Gas Company ("PSE&G") and of its parent, Public Service Enterprise Group Incorporated ("PSEG").

PSE&G -- Rate Matters-New Jersey Energy Master Plan Proceedings
---------------------------------------------------------------

As previously reported, on March 17, 1999, PSE&G, together with seven other parties, filed a proposed stipulation (the PSE&G Stipulation) with the New Jersey Board of Public Utilities (BPU) to resolve outstanding issues in its Rate Unbundling, Stranded Costs and Restructuring proceedings. (BPU Docket Nos. EO97070461, EO97070462 and EO97070463). These matters are collectively referred to as the "Energy Master Plan" or "EMP" proceedings.

On March 29, 1999, the Office of the Ratepayer Advocate, together with certain other parties, filed their proposal on EMP issues.

On April 21, 1999, the BPU rendered its oral and written summary decision regarding EMP matters (Summary Order), but indicated that it would issue a more detailed Decision and Order in these matters in the near future.

The Summary Order, in adopting the PSE&G Stipulation with the specific modifications and clarifications as set forth below, found that the PSE&G Stipulation was overall more financially prudent, consistent with the New Jersey Electric Discount and Competition Act's (the Act) requirements, consistent with the record in the Rate Unbundling, Stranded Costs and Restructuring proceedings and was found to provide the framework for a reasonable resolution of these matters.

The  key  elements  of  the  PSE&G   Stipulation  and  the   corresponding   BPU
modifications as set forth in the Summary Order are as follows:

Transition Period
-----------------

     PSE&G's Proposed Stipulation as Adopted:
     ----------------------------------------

     o A four-year transition period would begin August 1, 1999 and end July 31, 2003. During this transition period, rates would be capped for all customers who remain with PSE&G.

Rate Reductions
---------------

     PSE&G's Proposed Stipulation:
     -----------------------------

     o Customers would receive the following reductions from current rates through July 2003 according to this schedule:

          August 1, 1999 -  5%
          January 1, 2000 - increasing to 7%, depending on timing of securitization
          August 1, 2001 -  increasing  to 8.25%
          August 1, 2002 -  increasing to 13.9% average (10% off rates in effect in April 1997)

         All rate reductions after the initial 5% reduction would be contingent on PSE&G's implementing a BPU order providing for securitization of $2.475 billion of generation-related stranded costs, plus transaction costs, and establishing a securitization bond charge under New Jersey's new energy competition law.

     BPU Modifications:
     ------------------

     o    Customers are to receive rate reductions of:

          August 1, 1999:  5%
          January 1, 2000: 7%
          August 1, 2001:  9%
          August 1, 2002:  average 13.9% (10% off rates in effect in April 1997)

          The BPU rejected PSE&G's request that all further rate reductions beyond the initial 5% be conditioned upon securitization. The BPU, in finding that the 2000 and 2001 incremental rate reductions assume achievement of 2% overall savings from securitization (in addition to the 1% assumed in the initial 5% reduction) conditioned these additional interim rate reductions upon implementation of securitization, but found however, that the final aggregate rate reduction in 2002 of 13.9% is required by the legislation and is not contingent on the implementation of securitization.

Shopping Credits
----------------

     PSE&G's Proposed Stipulation as Adopted:
     ----------------------------------------

          o Shopping credits would be established for four years and would include cost of energy, capacity, transmission, ancillary services, losses, taxes and a retail adder. The average overall annual credits would be as follows:

               1999: 4.95 cents per kilowatt hour  (kWh)
               2000: 5.03 cents per kWh
               2001: 5.06 cents per kWh
               2002: 5.10 cents per kWh
               2003: 5.10 cents per kWh

Stranded Costs
--------------

     PSE&G's Proposed Stipulation:
     -----------------------------

          o Generation-related stranded costs would be established at $3.3 billion, net of tax, of which $2.475 billion plus transaction costs of up to $125 million would be securitized. As a result of negotiation, PSE&G would reduce the unsecuritized portion by $225 million. PSE&G would then have the opportunity to recover the remaining $600 million, net of tax, over the four-year transition period. The $600 million would be recovered by various means, including an explicit market transition charge (MTC). There would be a reconciliation mechanism to insure that PSE&G does not recover more than $600 million, net of tax.

     BPU Modifications:
     ------------------

          o The BPU concluded that PSE&G should be provided the opportunity to recover up to $2.94 billion net of tax stranded costs, through securitization of $2.4 billion and an opportunity to recover up to $540 million of its unsecuritized generation-related, stranded costs on a present value basis net of tax. The stranded costs recovery is subject to a true up on the collection of the unsecuritized generation-related stranded costs.

               Additionally, PSE&G cannot use the overrecovery in the Electric Levelized Energy Adjustment Clause (LEAC) as of July 31, 1999, expected to be approximately $60 million, net of tax, as a mitigation tool. Instead, PSE&G must return the overrecovery amount to ratepayers by applying the overrecovery as a credit to the starting deferred balance of the non-utility generation market transition clause (NTC) to offset stranded costs otherwise recoverable from ratepayers.

Securitization
--------------

     PSE&G's Proposed Stipulation:
     -----------------------------

          o PSE&G would be allowed to issue a total of up to $2.6 billion of transition bonds to be amortized over a 15-year period. A transition bond charge would be collected from customers via a per kWh or wires charge. This would be trued-up at least annually. Net proceeds from this securitization of stranded costs would be used to refinance or retire debt and/or equity. The resulting savings from this bond financing must be returned to customers.

     BPU Modifications:
     ------------------

          o The BPU will issue a financing order, consistent with the provisions of the Act, to authorize PSE&G to issue up to $2.525 billion of transition bonds representing $2.4 billion of net of tax generation-related stranded costs and an estimated $125 million of transaction costs. The taxes related to securitization, which reflect the grossed up revenue requirements associated with the $2.4 billion in net of tax stranded costs being securitized, are legitimate recoverable stranded costs, however they should not be collected through the transition bond charge; rather, such taxes shall be collected via a separate MTC. The duration of this separate MTC shall be 15 years, identical to the duration of the transition bond charge.

Transfer of Generation-Related Assets
-------------------------------------

     PSE&G's Proposed Stipulation:
     -----------------------------

          o    PSE&G  would  be  required  to  separate  its   transmission  and
               distribution assets from its generation-related assets. Its generation-related assets would be transferred to a separate generation company (Genco) to be owned by PSE&G's parent holding company, PSEG. Given the resolution of stranded costs, the proposed transfer price of $2.368 billion was intended to ensure that PSE&G receives full and fair recompense for these assets. Genco would become an exempt wholesale generator (EWG) upon receipt of Federal Energy Regulatory Commission (FERC) approval. If the generation-related assets are sold during the four-year transition period, any gains would be shared equally between customers and shareholders, subject to BPU approval.

     BPU Modifications:
     ------------------

          o The BPU directed the establishment of a separate company (i.e., Genco) by PSEG to sell generation output in the wholesale marketplace and also ordered PSE&G to transfer its generation-related assets to such separate unregulated subsidiary at a price of $2.443 billion. Any gains resulting from the sale of the transferred generation-related assets to a third party which occurs within five years of August 1, 1999, rather than within the four years proposed in the PSE&G stipulation, will be shared 50 - 50 between ratepayers and shareholders.

Basic Generation Service
------------------------

     PSE&G's Proposed Stipulation:
     -----------------------------

          o Through a contract with Genco, PSE&G would provide basic generation service (BGS) for the first three years and would not promote it as a competitive alternative. BGS would be competitively bid for the fourth year and annually thereafter.

     BPU Modifications:
     ------------------

          o The BPU approved PSE&G's proposal on basic generation, but clarified that any payments to PSE&G resulting from BGS being bid out for year 4 of the transition period shall be credited to the deferred societal benefit costs (SBC) balance for purposes of establishing the SBC rate in year 5, and shall in no event be retained by PSE&G or remitted to Genco or otherwise utilized to recover unsecuritized generation-related stranded costs.

Excess Electric Distribution Depreciation
-----------------------------------------

     PSE&G's Proposed Stipulation as Adopted:
     ----------------------------------------

          o    PSE&G  would  be  authorized  to  amortize  an  excess   electric
               distribution depreciation reserve in the amount of $568.7 million over the period of January 1, 2000 to July 31, 2003.

Societal Benefit and Other Costs
--------------------------------

     PSE&G's Proposed Stipulation as Adopted:
     ----------------------------------------

          o SBC and above market stranded costs associated with non-utility generation would be collected through clause mechanisms; SBC level would remain constant through the transition period; deferred accounting including interest on any over/underrecoveries would be used; and the clauses would be reset annually thereafter. The clause mechanism for the above market stranded NTC would be initially set at the 1999 level of $183 million annually and would also use deferred accounting on any over/underrecoveries. The clause mechanism for societal benefits would include costs related to: 1) social programs which include the universal service fund; 2) nuclear plant decommissioning; 3) demand side management (DSM) program; 4) manufactured gas plant remediation and 5) consumer education.

The BPU will issue a more detailed, written, final order in these matters in the near future. Once such order is provided, PSE&G will discontinue the application of Statement of Financial Accounting Standards No. 71 "Accounting for the Effects of Certain Types of Regulation", for the generation portion of its business and will record the appropriate accounting entries at that time.

Pending the BPU's final written order, PSE&G anticipates that it will be required to record a net extraordinary charge to earnings, in the range of $500 million to $700 million, in the second quarter of 1999 to reflect its unrecoverable costs.

The right of PSE&G to receive the bondable transition charge pursuant to the securitization transaction is property subject to the lien of PSE&G's Mortgage Indenture. The proceeds of securitization will be deposited with the Mortgage Trustee to comply with the property release provisions of the Mortgage. PSE&G can utilize one or more of the following, at its option, with respect to these proceeds:


     o Withdraw funds for corporate use by utilizing additions and improvements. These funds could be used to purchase Common Stock, or purchase, tender or redeem outstanding Mortgage Bonds under existing applicable optional redemption provisions.

     o    Direct the Trustee to invest the proceeds in US Government Securities.

     o Direct the Trustee to purchase eligible Mortgage Bonds pro rata at the lowest prices obtainable.

     Unless PSE&G affirmatively chooses an option within two years of deposit of the funds, the Trustee is required to undertake par redemptions. All outstanding Mortgage Bonds, except for each of the series of Pollution Control Bonds and two series of coupon Bonds are eligible for such redemption at their par special redemption price, as provided in the Mortgage Indenture and each respective Supplemental Indenture.

     Generation assets, which have been directed by the BPU to be transferred to a separate unregulated subsidiary, are also subject to the lien of the Mortgage Indenture. Proceeds of that sale will likewise be deposited with the Trustee. PSE&G has the same options with regard to those proceeds as discussed above in connection with securitization. Transfer of generation assets requires PSE&G to obtain various additional federal and state regulatory approvals.

     PSE&G has not yet made a decision as to the extent to which it will elect to redeem such eligible Mortgage Bonds at par. Such decision will be based upon the final BPU Decision and Order, financial conditions at the time of the decision and other factors.

     At March 31, 1999, PSE&G had a total amount of $4.148 billion of Mortgage Bonds outstanding, of which $3.354 billion are eligible for special redemption at par. $780 million of Pollution Control Bonds and $15 million of coupon Bonds are not eligible for this special redemption.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                  (Registrant)

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                  (Registrant)




                     By:        PATRICIA A. RADO
                        --------------------------------
                                Patricia A. Rado
                          Vice President and Controller
                         (Principal Accounting Officer)



Date:  April 26, 1999